EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, the undersigned, James P. Torgerson and Richard J. Nicholas, the Chief Executive Officer and Chief Financial Officer, respectively, of Avangrid, Inc. (the “issuer”), do each hereby certify that the issuer’s quarterly report on Form 10-Q for the quarter ended September 30, 2016 to which this certification is attached as an exhibit (the “report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

/s/ James P. Torgerson
James P. Torgerson
Director and Chief Executive Officer
Avangrid, Inc.
November 4, 2016

/s/ Richard J. Nicholas
Richard J. Nicholas
Chief Financial Officer
Avangrid, Inc.
November 4, 2016